REMINGTON PRODUCTS COMPANY, L.L.C.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (UNAUDITED $ IN MILLIONS)

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                                                                                           Quarter Ended March 31,
                                                                                           -----------------------
                                                                                             2003           2002
                                                                                           --------       --------
Cash flows from operating activities:
    Net loss                                                                                ($3.8)         ($4.1)

    Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation & amortization                                                           0.8            0.8
        Amortization of deferred financing costs                                              0.6            0.6
        Other, net                                                                           (0.2)          (0.2)
                                                                                            ------         ------
                                                                                             (2.6)          (2.9)
        Changes in assets & liabilities:
           Accounts receivable                                                               42.5           41.2
           Inventories                                                                       (3.9)           4.0
           Accounts payable, accruals & other, net                                          (31.9)         (31.8)
                                                                                            ------         ------
          Cash provided by operating activities                                              $4.1          $10.5

Cash flows from investing activities:
    Capital expenditures                                                                     (0.3)          (0.7)

Cash flows from financing activities:
    Net change in borrowings                                                                 (6.8)          (6.1)
    Other, net                                                                                  -           (0.1)
                                                                                            ------         ------
          Cash used in financing activities                                                  (6.8)          (6.2)

          Effect of exchange rate changes on cash                                             0.1              -
                                                                                            ------         ------
Increase (decrease) in cash and cash equivalents                                             (2.9)           3.6

Cash and cash equivalents beginning of year                                                  32.9            4.1
                                                                                            ------         ------
   Cash and cash equivalents end of period                                                  $30.0           $7.7
                                                                                            ======         ======

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